UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Sandtown Vista

On or about June 26, 2014, our wholly-owned subsidiary, TRB Sandtown LLC(“Sandtown”), entered into a joint venture with Vista SNDT Owner, LLC. Contemporaneously therewith, the joint venture purchased Sandtown Vista, a 350 unit multi-family property located at 1475 Sand Bay Drive, Atlanta, GA. The joint venture paid approximately $29.6 million for the property (including the $28.4 million contract purchase price and the remaining $1.2 million representing, among other things, third party acquisition costs, insurance and real estate tax escrows and a reserve for renovations), of which approximately $22.2 million was financed. We contributed $5.9 million to the joint venture in exchange for an 80% equity interest therein.

The $22.2 million loan bears interest at the rate of 3.87% per annum, is interest only until July 2016, amortizes on a 30 year amortization schedule thereafter, matures in July 2021, is secured by the acquired property, provides for customary events of default and is non-recourse to us and Sandtown.

Landmark at Kendall Manor

On or about July 8, 2014, our wholly-owned subsidiary, TRB Kendall Manor LLC (“Kendall Manor”), entered into a joint venture with Elco Landmark at Kendall Manor Management , LLC. Contemporaneously therewith, the joint venture purchased Landmark at Kendall Manor, a 272 unit multi-family property located at 21717 Inverness Forest Boulevard, Houston, TX. The joint venture paid approximately $17.8 million for the property (including the $15.3 million contact purchase price and the remaining $2.5 million representing, among other things, third party acquisition costs, insurance and real estate tax escrows, a working capital account and a renovation reserve), of which approximately $11.5 million was financed. We contributed $5.1 million to the joint venture in exchange for an 80% equity interest therein.

The $11.5 million loan bears interest at the rate of 4.07% per annum, is interest only until August 2017, amortizes on a 30 year amortization schedule thereafter, matures in August 2021, is secured by the acquired property, provides for customary events of default and is non-recourse to us and Kendall Manor.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements, if any, required in connection with these transactions will be filed by September 22, 2014.

(b) Pro Forma Financial Information

The pro forma financial information, if any, required in connection with these transactions will be filed by September 22, 2014.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: July 15, 2014	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance